UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2021

ALPINE INCOME PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-39143

Maryland	84-2769895
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114

(Address of Principal Executive Offices, including Zip Code)

(386) 274-2202

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value per share	PINE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On April 2, 2021, Alpine Income Property OP, LP (the “Operating Partnership”), the operating partnership subsidiary of Alpine Income Property Trust, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “PSA”) with Bluebird Arrowhead Phoenix LLC (“Bluebird Phoenix”), Golden Arrow Clermont FL LLC (“Golden Arrow Clermont”), Bluebird Germantown MD LLC (“Bluebird Germantown”), Golden Arrow Charlotte NC LLC (“Golden Arrow Charlotte”), CTLC Golden Arrow Katy LLC (“Golden Arrow Katy”), and Bluebird Renton WA LLC (“Bluebird Renton” and, together with Bluebird Phoenix, Golden Arrow Clermont, Bluebird Germantown, Golden Arrow Charlotte and Golden Arrow Katy, the “Sellers”), all of which are subsidiaries of CTO Realty Growth, Inc. (“CTO”), for the purchase of six retail net lease properties (the “Properties”). The terms of the PSA provide that the total purchase price for the Properties will be $45.0 million. There can be no assurance at this time that the Operating Partnership will in fact complete the acquisition of any or all of the Properties.

CTO is the parent company of the Company’s external manager and owns approximately 23.5% of the Company’s outstanding equity, including units of limited partnership interest in the Operating Partnership. For more information regarding the relationship between the Company and CTO, see Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

On November 26, 2019, the Company entered into an exclusivity and right of first offer agreement (the “Exclusivity and ROFO Agreement”) with CTO. Pursuant to the Exclusivity and ROFO Agreement, among other things, CTO agreed that neither CTO nor any of its affiliates will enter into any agreement with any third party for the purchase and/or sale of any single-tenant, net leased property without first offering the Company the right to purchase such property. The entry into the PSA is a result of the Company exercising its right to purchase the Properties under the Exclusivity and ROFO Agreement.

The deposit under the PSA is $1.0 million (the “Deposit”). The Deposit is refundable to the Company pursuant to the terms of the PSA during an inspection period. If the PSA is not terminated by the end of the inspection period by the Company, the Deposit will become non-refundable.

Pursuant to the PSA, the Company and the Sellers agreed that, at closing, the Company will assume that certain Loan Agreement by and among CTO, the Sellers, and Wilmington Trust, National Association, as trustee, for the benefit of the registered holders of WFRBS Commercial Mortgage Trust 2014-C24, Commercial Mortgage Pass-Through Certificates, Series 2014-C24, dated September 30, 2014, as amended and assigned (the “Loan Agreement”). The outstanding balance of this loan is approximately $30.0 million, and the loan bears a fixed interest rate of 4.33%. The loan matures in October 2034 but is prepayable without penalty beginning in October 2024. During the inspection period, the Sellers and the Company will negotiate the terms of the Company’s assumption of the debt (as defined in the Loan Agreement). At closing, the Sellers and the Company will enter into an assignment and assumption of the Loan Agreement. In the event that the special servicer does not consent to the transfer of the Properties and the Company’s assumption of the debt, the Company will have the right to terminate the PSA and the Deposit will be returned to the Company.

Certain closing conditions must be met before or at the closing and are not currently satisfied. They include, but are not limited to, the satisfaction of the conditions that all representations and warranties of the parties contained in the PSA must be true and correct as of the closing and that the parties have performed all covenants, agreements and obligations required to be performed by them under the PSA. It is also a condition to the Company’s obligation to close under the PSA that: (a) the leases at the Properties be in full force and effect without the existence of any default by the Sellers or the tenants and without the existence of any event which with the giving of notice or the lapse of time, or both, is an event of default under the leases and (b) no tenant shall have filed for bankruptcy protection or initiated insolvency proceedings. Accordingly, as of the date of this Current Report on Form 8-K and until the closing of the purchase of the Properties, there can be no assurance that the Operating Partnership will acquire any or all of the Properties.

A copy of the PSA is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the PSA is qualified in its entirety by reference thereto.

Item 7.01	Regulation FD Disclosure.

On April 6, 2021, the Company issued a press release, announcing the Company’s entry into the PSA, as well as the Company’s entry into another purchase and sale agreement to acquire a seventh property from CTO. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The furnishing of this press release is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the materials include material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1*

Purchase and Sale Agreement, made as of April 2, 2021, among Alpine Income Property OP, LP, Bluebird Arrowhead Phoenix LLC, Golden Arrow Clermont FL LLC, Bluebird Germantown MD LLC, Golden Arrow Charlotte NC LLC, CTLC Golden Arrow Katy LLC, and Bluebird Renton WA LLC

99.1	Press Release dated April 6, 2021

* Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(2). The omitted information is not material and is the type of information that the Company customarily and actually treats as private and confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2021	Alpine Income Property Trust, Inc.

	By:	/s/Matthew M. Partridge
Matthew M. Partridge,
Senior Vice President, Chief Financial Officer and
Treasurer